Exhibit 99

                          [GRAPHIC OMITTED HEALTHSOUTH]


Media Contact                                                     March 29, 2006
Andy Brimmer, 205-410-2777                                 For Immediate Release

                        HEALTHSOUTH FILES 2005 FORM 10-K

Birmingham, Ala. - March 29, 2006-- HealthSouth Corporation (OTC Pink Sheets:
HLSH) today filed its Annual Report on Form 10-K, including its audited financial statements, for the year ended December 31, 2005 with the Securities and Exchange Commission (the "SEC"). The filing can be found on the SEC's website at www.sec.gov.

Net loss for the year ended December 31, 2005 was $446.0 million, which includes a previously disclosed $215 million non-cash charge relating to a global, preliminary agreement in principle to settle litigation and other restructuring costs, on net revenues of $3.2 billion. Consolidated Adjusted EBITDA was $629.1 million in 2005.

"We're pleased that our consolidated adjusted EBITDA was consistent with our expectations, which underscores the fundamental strength of HealthSouth's business model and positioning in our core segments," said HealthSouth President and Chief Executive Officer Jay Grinney. "The company's underlying cash flow continues to be strong. While cash flow provided by operations declined from $391.6 million in 2004 to $1.6 million in 2005, the significant decline is related primarily to government settlement payments and cash used in discontinued operations."

HealthSouth Chief Financial Officer John Workman said, "HealthSouth's multi-year process of reconstructing its historical accounting records is now complete. We have also made significant improvements in effectively remediating a number of previously reported internal control weaknesses. Filing our 2005 Form 10-K within the timeframe prescribed by the SEC is another significant step in HealthSouth's progress and we want to thank the many people who have tirelessly dedicated their time and efforts in the preparation and filing of this important document."

Internal Controls

HealthSouth notes that the 2005 Form 10-K includes an unqualified opinion from PricewaterhouseCoopers LLP, the company's independent auditor, as to the fair presentation of the financial statements included in the Form 10-K. The company further notes that the 2005 Form 10-K contains an unqualified opinion with respect to the company's assessment of its internal control over financial reporting but contains an adverse opinion with respect to the effectiveness of the company's internal control over financial reporting, which is consistent with the company's assessment.

Since December 31, 2004, the company has significantly reduced the number of material weaknesses. Improvements in internal controls include improved company-wide policies and procedures over the financial close and reporting process, implementation of an anti-fraud program, substantial improvements to the corporate governance process and updated and enhanced procedures with respect to the review, supervision, and monitoring of accounting operations at the facility level.

Net Loss

HealthSouth's 2005 net loss was $446.0 million as compared with a loss of $174.5 million in 2004. The increased loss principally resulted from the following:

     o the previously disclosed $215 million non-cash charge relating to a global, preliminary agreement in principle with the lead plaintiffs in the federal securities class actions and the derivative actions, as well as with insurance carriers, to settle litigation filed against the company, certain former directors and officers, and certain other parties;

     o a decrease in operating revenue as a result of declining volumes in each of the company's operating segments, particularly declines in its Inpatient Division due to the continuing negative effects of the 75% Rule and changes in the prospective payment system for inpatient rehabilitation facilities as well as the classification of two previously consolidated inpatient facilities as managed facilities as described below;

          o The company has classified two Massachusetts inpatient facilities, which were previously consolidated, as managed facilities as a result of a change in ownership of the facilities due to the termination of the lease by the landlord. Consequently, our net operating revenues and operating earnings were negatively impacted by approximately $106.3 million and $3.6 million, respectively, in 2005.

     o higher other operating expenses, primarily related to increased professional fees associated with projects related to the company's compliance with Section 404 of the Sarbanes-Oxley Act of 2002, strategic consulting and other similar services from accounting and consulting firms;

     o increased interest expense, due primarily to amortization of consent fees and bond issue costs associated with the company's 2004 consent solicitation and 2005 refinancing transactions; and

     o    an increase in the provision for income taxes despite a higher loss.

The above negative effects were partially offset by a $37.9 million recovery of bad debt in 2005 associated with the Meadowbrook transaction and the company's effective management of labor-related costs during periods of declining volume.

Consolidated Adjusted EBITDA

HealthSouth's Consolidated Adjusted EBITDA, which the company uses to assess its operating performance, was $629.1 million in 2005 versus $698.8 million for 2004, representing a decrease of $69.7 million or 9.9%. Certain previously reported financial results have been reclassified to conform to the current year presentation, which reclassifications primarily relate to facilities the company closed or sold in 2005 that are now classified as discontinued operations. The facilities that were classified as discontinued operations in 2005 had a positive impact of approximately $56 million on 2004 Consolidated Adjusted EBITDA reported in the company's 2004 annual report. The decline in Consolidated Adjusted EBITDA in 2005 from 2004 was primarily due to declining volumes experienced by the company's operating segments and increased operating expenses associated with professional service fees, as discussed above.

Conference Call and Webcast

HealthSouth will hold an investor conference call at 8:30 a.m. Eastern Time on Friday, March 31, 2006 to provide a review of its Form 10-K for the year ended December 31, 2005.

The conference call may be accessed by dialing 800-369-1733 and entering pass code 9314005. International callers should dial 517-319-9288 and enter the same pass code. The conference call will also be webcast live and will be available at www.healthsouth.com by clicking on an available link.

A replay of the conference call will be available, beginning approximately two hours after the completion of the conference call, from March 31 to April 14, 2006. To access the replay, please dial 866-463-4967. International callers should dial 203-369-1403. The webcast will also be archived for replay purposes for two weeks after the live broadcast on www.healthsouth.com.

About Consolidated Adjusted EBITDA

HealthSouth continues to believe that an understanding of Consolidated Adjusted EBITDA is an important measure of operating performance, leverage capacity, its ability to service its debt, and its ability to make capital expenditures for its stakeholders. The company believes it is meaningful because it provides investors with a measure used by its internal decision makers for evaluating its business. HealthSouth's internal decision makers believe Consolidated Adjusted EBITDA is a meaningful measure, because it represents a transparent view of its recurring operating performance and allows the company's management to readily view operating trends, perform analytical comparisons and perform benchmarking between segments. Additionally, HealthSouth's management believes the inclusion of professional fees associated with litigation, financial restructuring, government investigations, forensic accounting, creditor advisors, accounting reconstruction, audit and tax work associated with the reconstruction process, the implementation of Section 404 of the Sarbanes-Oxley Act of 2002, and non-ordinary course charges incurred after March 19, 2003 and related to its overall corporate restructuring distort, within EBITDA, their ability to efficiently assess and view the core operating trends on a consolidated basis and within segments. Additionally, HealthSouth uses Consolidated Adjusted EBITDA as a significant criterion in its determination of performance-based cash bonuses and stock awards. The company reconciles Consolidated Adjusted EBITDA to loss from continuing operations, which reconciliation is set forth below.

HealthSouth also uses Consolidated Adjusted EBITDA on a consolidated basis as a liquidity measure. The company believes this financial measure on a consolidated basis is important in analyzing its liquidity because it is also a component of certain material covenants contained within the documents governing its long-term indebtedness, as discussed in more detail in the 2005 Form 10-K. These covenants are material terms of these agreements because they govern several of its credit agreements, which in turn represent a substantial portion of its capitalization. Non-compliance with these financial covenants under its credit facilities - its interest coverage ratio and its leverage ratio - could result in the lenders requiring us to immediately repay all amounts borrowed. In addition, if the company cannot satisfy these financial covenants in the indenture governing the credit agreements, it cannot engage in certain activities, such as incurring additional indebtedness, making certain payments, and acquiring and disposing of assets. Consequently, Consolidated Adjusted EBITDA is critical to the company's assessment of its liquidity.

In general terms, the definition of Consolidated Adjusted EBITDA, per the documents governing the company's long-term indebtedness, allow the company to add back to Consolidated Adjusted EBITDA charges classified as "Restructuring Charges." Costs which the company classifies as "Restructuring Charges" include professional fees associated with certain litigation, financial restructuring, government investigations, forensic accounting, creditor advisors, accounting reconstruction, audit and tax work associated with the reconstruction process, compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and non-ordinary course charges incurred after March 19, 2003 related to the company's overall corporate restructuring.

Consolidated Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America, and the items excluded from Consolidated Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Consolidated Adjusted EBITDA should not be considered a substitute for net loss from continuing operations or cash flows from operating, investing, or financing activities. Because Consolidated Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles in the United States of America and is thus susceptible to varying calculations, Consolidated Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenue and expenses are measured in accordance with the policies and procedures described in the 2005 Form 10-K.

From 2004 and 2005, the company's Consolidated Adjusted EBITDA was as follows:

              Reconciliation of Loss from Continuing Operations to
                          Consolidated Adjusted EBITDA

                                                                                     For the year ended
                                                                                        December 31,
                                                                                 ----------------------------
                                                                                    2005             2004
                                                                                 ------------     -----------
                                                                                       (In Thousands)
Loss from continuing operations                                               $    (384,585)   $    (54,128)
Provision for income tax expense (benefit)                                            39,792          11,914
Depreciation and amortization                                                        167,112         176,959
Loss (gain) on disposal of assets                                                     14,776           9,539
Impairment charges                                                                    45,203          37,290
Loss (gain) on early extinguishment of debt                                               33            (45)
Interest expense and amortization of debt discounts and fees                         338,701         302,635
Interest income                                                                     (17,141)        (13,090)
Gain on sale of marketable securities                                                    (8)               -
                                                                                 ------------     -----------
     Consolidated Adjusted EBITDA before government and class action                 203,883         471,074
        settlements expense, professional fees - reconstruction and restatement, and other restructuring charges
Government, class action, and related settlements expense                            215,000               -
Professional fees - reconstruction and restatement                                   169,804         206,244
Sarbanes-Oxley related costs                                                          32,204          17,534
Restructuring activities under FASB Statement No. 146                                  8,190           3,973
                                                                                 ------------     -----------
   Consolidated Adjusted EBITDA                                               $      629,081   $     698,825
                                                                                 ============     ===========



      Reconciliation of Consolidated Adjusted EBITDA to Net Cash Provided
                            by Operating Activities

                                                                                 For the year ended December
                                                                                             31,
                                                                                 -----------------------------
                                                                                    2005             2004
                                                                                 ------------     ------------
                                                                                        (In Thousands)
Consolidated Adjusted EBITDA                                                  $      629,081   $      698,825
Professional fees - reconstruction and restatement                                 (169,804)        (206,244)
Sarbanes-Oxley related costs                                                        (32,204)         (17,534)
Interest expense and amortization of debt discounts and fees                       (338,701)        (302,635)
Interest income                                                                       17,141           13,090
Provision for doubtful accounts                                                       98,417          113,783
Amortization of debt issue costs, debt discounts, and fees                            39,023           21,838
Amortization of restricted stock                                                       1,998              614
Accretion of debt securities                                                           (410)                -
(Gain) loss on sale of investments, excluding marketable securities                    (221)          (3,601)
Equity in net income of nonconsolidated affiliates                                  (29,432)          (9,949)
Distributions from nonconsolidated affiliates                                         22,457           17,029
Minority interest in earnings of consolidated affiliates                              96,728           94,389
Stock-based compensation                                                                   -            (460)
Current portion of income tax provision                                             (22,295)         (17,253)
Restructuring charges under FASB Statement No. 146                                   (8,190)          (3,973)
Other operating cash used in discontinued operations                                (47,823)         (33,473)
Cash payments related to government, class action, and related settlements         (165,434)          (6,997)
Change in assets and liabilities, net of acquisitions                               (88,770)           34,147
                                                                                 ------------     ------------
   Net Cash Provided by Operating Activities                                  $        1,561   $      391,596
                                                                                 ============     ============


About HealthSouth

HealthSouth is one of the nation's largest providers of outpatient surgery, diagnostic imaging and rehabilitative healthcare services, operating facilities nationwide. HealthSouth can be found on the Web at www.healthsouth.com.

Statements contained in this press release which are not historical facts are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. HealthSouth's actual results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by HealthSouth include, but are not limited to the investigation by the Department of Justice into HealthSouth's financial reporting and related activity calling into question the accuracy of the company's previously filed financial statements; the consummation of the proposed settlement of pending litigation relating to these matters; significant changes in HealthSouth's management team; HealthSouth's ability to continue to operate in the ordinary course and manage its relationships with its creditors, including its lenders, bondholders, vendors and suppliers, employees and customers; HealthSouth's ability to successfully remediate its internal control weaknesses; changes, delays in or suspension of reimbursement for HealthSouth's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels; competitive pressures in the healthcare industry and HealthSouth's response thereto; HealthSouth's ability to obtain and retain favorable arrangements with third-party payors; HealthSouth's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages; general conditions in the economy and capital markets; and other factors which may be identified from time to time in the company's SEC filings and other public announcements, including HealthSouth's Form 10-K for the year ended December 31, 2005.

                                       ###